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                                                                   EX-99.906CERT

                                  CERTIFICATION

        Walter G. Sall, Chief Executive Officer, and Gary H. Goldschmidt, Chief Financial Officer of The Gateway Variable Insurance Trust (the "Registrant"), each certify to the best of his knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                     Chief Financial Officer
The Gateway Variable Insurance Trust        The Gateway Variable Insurance Trust

/s/ Walter G. Sall                          /s/ Gary H. Goldschmidt
-----------------------------               -----------------------
Walter G. Sall                              Gary H. Goldschmidt
Date: February 24, 2004                     Date: February 24, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Gateway Variable Insurance Trust and will be retained by The Gateway Variable Insurance Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.